Exhibit 99.1

Media Contacts:                                    Investor Relations Contacts:

Susan Kraus, 781-865-3511                          Arleen Llerandi, 781-865-3544

Kevin Nash, 781-865-3950

                                                   October 11, 2002


           Genuity Announces Additional 15-day Extension From Lenders


WOBURN, Mass. - Genuity Inc., a leading provider of enterprise IP networking services, today announced that it has received an additional 15-day extension, or "standstill," from its lenders as the parties work toward restructuring Genuity's credit facilities with its global consortium of banks and Verizon Communications Inc. As part of this latest standstill agreement, Genuity will make a payment of $12.5 million to the bank group.
         "Today's announcement is another key step in our efforts to restructure our debt with our lenders," said Paul R. Gudonis, chairman and CEO of Genuity. "Given the complex nature of these negotiations, it is important that we receive these extensions so that we are able to review all of our options and ultimately reach a final resolution."
         The new standstill was agreed upon by all of the banks that provided the $723 million in funding that Genuity received in July 2002 as part of its $2 billion line of credit, as well as from Verizon, which previously loaned Genuity $1.15 billion.
         Genuity, the global consortium of banks and Verizon have entered into several standstill agreements since Verizon's decision on July 24, 2002, to relinquish its option to acquire a controlling interest in Genuity. This action resulted in an event of default for Genuity under its separate credit facilities with Verizon and with the bank group. This latest extension follows a second 30-day standstill agreement that Genuity announced on September 12, 2002.

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About Genuity
Genuity is a leading provider of enterprise IP networking services. The company combines its Tier 1 network with a full portfolio of managed Internet services, including dedicated and broadband access, Internet security, Voice over IP
(VoIP), and Web hosting to provide converged voice and data solutions. With annual revenues of more than $1 billion, Genuity (NASDAQ: GENU and NM: Genuity A-RegS 144) is a global company with offices and operations throughout the U.S., Europe, Asia and Latin America. Additional information about Genuity can be found at www.genuity.com.


                           Forward-Looking Statements

This announcement contains forward-looking statements. For each of these statements, Genuity Inc. claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. If future events and actual performance differ materially from Genuity's assumptions, actual results could vary significantly from the performance projected in these forward-looking statements.
         These forward-looking statements are based on the company's current knowledge, beliefs, expectations and specific assumptions with respect to future business decisions. Accordingly, the statements are subject to significant risks, contingencies and uncertainties that could cause actual operating results, performance or business prospects to differ materially from those expressed in, or implied by, these statements. These risks, contingencies and uncertainties include, but are not limited to: the company's ability to satisfy its financial needs or operational obligations as they become due; expectations as to the company's future revenue, margins, expenses and capital requirements; the company's ability to develop and maintain a successful relationship with significant customers; the company's ability to successfully reduce its cost structure; volatility of the market for certain products; and expansion decisions relating to our capacity and network infrastructure. The company also faces uncertainty concerning the effect of Verizon's decision to relinquish its option to acquire a controlling interest in the company and concerning the outcome of discussions with our lenders regarding the default under our credit agreement arising from Verizon's decision to relinquish its option.
         For a more detailed discussion of the risks and uncertainties of Genuity's business, please refer to the company's Annual Report on Form 10-K for the year ended December 31, 2001 and the Quarterly Report for the period ended June 30, 2002 as filed with the Securities and Exchange Commission, which discuss in greater detail the important factors that could cause actual results to differ materially.
The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. Further disclosures that the company makes on related subjects in its additional filings with the Securities and Exchange Commission should be consulted.

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